Exhibit 23.1

                          BRAVERMAN INTERNATIONAL, P.C.
                               1255 McDonald Drive
                               Prescott, AZ 86303
                                  928-771-1122



U.S. Securities and Exchange Commission:

The firm of Braverman International, P.C., (formerly Braverman & Company, P.C.) Certified Public Accountants, hereby consents to the inclusion of our audit report dated February 5, 2004 on the Financial Statements of Worldwide Farm
Equipment  Auctions.Com  Ltd, as of December 31, 2003 in the  accompanying  Form
8-K.



Braverman & Company, P.C.
Prescott, AZ
October 21, 2004